Exhibit 10.2

VOLCON, INC.

September 29, 2023

Holder of Common Stock Purchase Warrant

Re:       Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Volcon, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise ______ of the Amended and Restated Common Stock Purchase Warrants set forth on the signature page hereto (the “Applicable Warrants”) currently held by you (the “Holder”). The Applicable Warrants and the shares underlying the Applicable Warrants (“Warrant Shares”) have been registered for resale pursuant to registration statement Form S-1 (File No. 333-272564) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Applicable Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Applicable Warrants.

In consideration for exercising ______of the Applicable Warrants held by you and as set forth on the signature page hereto (the “Warrant Exercise”) at an exercise price of $0.35 per share, the Company hereby offers to issue you or your designee a new Common Stock Purchase Warrant (“New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) to purchase up to a number of shares of Common Stock (“New Warrant Shares”) equal to 100% of the maximum number of Warrant Shares issued pursuant to the Warrant Exercise hereunder, which New Warrant shall be in the form attached hereto as Annex B. The original New Warrant certificate(s) will be delivered within three Business Days following the date hereof.

Expressly subject to the paragraph immediately preceding this paragraph, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder's exercise of the Applicable Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”). By acceptance of this offer, Holder agrees that the reduction of the exercise price of the Applicable Warrants and the issuance of the New Warrant shall not be deemed to be a Dilutive Issuance pursuant to the notes and warrants issued to Holder or amended and restated, on May 24, 2023.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except in the discretion of the Company.

The Holder understands that the New Warrants and the shares of Common Stock underlying New Warrants are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

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Certificates evidencing shares of Common Stock underlying the New Warrants shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such Common Stock is effective under the Securities Act, (ii) following any sale of such Common Stock pursuant to Rule 144 under the Securities Act (assuming cashless exercise of the New Warrants), (iii) if such Common Stock may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such Common Stock, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (iv), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder or if requested by the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. Upon the occurrence of any of the events set forth in any of clauses (i) through (iv) above, upon the exercise of the New Warrants, then the New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the delivery by the Holder to the Company or the transfer agent of a certificate representing the Common Stock underlying the New Warrants issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.   In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Holder to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

On or before 9:15 am ET on October 2, 2023, the Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereunder. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Applicable Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 1 Business Day of the date the Company receives the Warrants Exercise Price (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 Business Days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Applicable Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

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Within one business day from the Holder’s execution of this letter, the Holder shall make available for wire to the Company immediately available funds equal to the number of Applicable Warrants being exercised multiplied by $0.35 and the Company shall deliver the Warrant Shares via DWAC to the Holder and shall deliver the New Warrants registered in the name of the Holder.

To accept this offer, Holder must counter execute this letter agreement and return the fully executed agreement to the Company by e-mail at: greg@volcon.com.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

VOLCON, INC.

By: _______________________

Name:

Title:

Accepted and Agreed to:

Name of Holder: ______________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: ____________________________________________

Title of Authorized Signatory: _________________________________

Applicable Warrant Shares: _________________________________

Aggregate Exercise Price: _________________________________

New Warrants: _________________________________

DWAC Instructions:

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Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)              Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the Holder that the Company’s representations and warranties as set forth in Article III and the Company’s covenants listed in Article IV of that certain Securities Purchase Agreement, dated August 22, 2022, between the Company and the investors listed thereto (the “SPA”), together with any updates in the Company’s public reports filed with the SEC subsequent to the SPA, are true and correct as of the date hereof and have been fully performed as of the date hereof.

(b)             Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)              No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any  liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d)             Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Nasdaq Capital Market.

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ANNEX B

FORM OF NEW WARRANT

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